                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
American Claims Evaluation, Inc. and Subsidiary:

We consent to the incorporation by reference in the registration statement (No.
333-39071) on Form S-8 of American Claims Evaluation, Inc. and Subsidiary of our
report dated May 26, 2005 on the consolidated balance sheet of American Claims
Evaluation, Inc. and Subsidiary as of March 31, 2005, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, which report appears in this March 31, 2005 annual report on Form 10-KSB of American Claims Evaluation, Inc. and Subsidiary.

/s/ J.H. Cohn LLP

Jericho, New York
June 27, 2005